UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  September 30, 2005

Nara Bancorp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-50245	95-4170121
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3701 Wilshire Boulevard, Suite 220, Los Angeles, CA		90010
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (213) 639-1700

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01  Regulation FD Disclosure.

On September 30, 2005, Nara Bancorp, Inc. announced that based on the Company’s performance to date as well as the current interest rate environment and economic conditions, it confirmed its previously announced estimate for 2005 diluted earnings per share of between $1.00 and $1.04.

Forward Looking Statement Disclaimer

This press release contains a forward-looking statement that is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied by such forward looking statement, including, but not limited to economic, competitive, governmental and technological factors affecting Nara Bancorp’s operations, markets, products, services, and pricing. Nara Bancorp undertakes no obligation to revise or publicly release the results of any revision to this forward-looking statement. Readers should carefully review the risk factors and the information that could materially affect Nara Bancorp’s financial results, described in other documents the Company files from time to time with the Securities and Exchange Commission, including its quarterly Form 10-Qs and Annual Report on Form 10-K filed on June 30, 2005.  These filings are available on a Web site maintained by the Securities and Exchange Commission at http://www.sec.gov. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Nara Bancorp, Inc.

Date: September 30, 2005
/s/ Alvin D. Kang
Alvin D. Kang
Chief Financial Officer